Exhibit 99

[NFG LOGO OMITTED]

National Fuel Gas Company Release Date: Immediate: February 8, 2006	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2006 fiscal year (the quarter ended December 31, 2005) of $57.4 million or $0.67 per share, an increase of $7.0 million or $0.07 per share when compared to the first quarter of the previous fiscal year (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).

As a result of the sale of United Energy, its former operations in the Czech Republic, during the fourth quarter of fiscal 2005, National Fuel has reclassified certain historical information in its financial statements related to its former International segment into the category “Income from Discontinued Operations.” Earnings from continuing operations for the quarter ended December 31, 2005, were $57.4 million or $0.67 per share, an increase of $12.6 million from the prior year’s first quarter earnings from continuing operations of $44.8 million or $0.53 per share. The Company had no income from discontinued operations in the first quarter of fiscal 2006. This is a decrease of $5.6 million from the prior year first quarter. In all of fiscal 2005, recurring earnings from discontinued operations were $10.2 million.

DISCUSSION OF FIRST QUARTER EARNINGS

Earnings in each of the Company’s five continuing reportable segments increased this quarter compared to last year’s first quarter results.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”) which sells or transports natural gas to approximately 731,000 customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $21.7 million for the quarter ended December 31, 2005, were $3.7 million higher than the earnings in the same period last fiscal year.

In Distribution’s New York Division, earnings of $17.0 million for the quarter increased $1.8 million from $15.2 million in the first quarter of 2005. The increase in earnings for the quarter was mainly the result of an out-of-period adjustment of $2.6 million (after tax) to correct Distribution’s calculation of the symmetrical sharing component included in the New York Gas

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Adjustment rate. The adjustment resulted when it was determined that certain credits that had been included in the calculation should have been removed during the implementation of a previous rate case settlement. The symmetrical sharing component is a mechanism incorporated in Distribution’s New York rates that shares with customers 90% of the differences between actual revenues received from large volume customers and the level of revenues that were projected to be received during the rate year. The adjustment related to fiscal years 2002 through 2005. The remaining difference was due to lower average usage per customer, and higher bad debt, pension and interest expenses, which more than offset the positive impact of the rate settlement in New York.

In Distribution’s Pennsylvania Division, earnings for the quarter of $4.7 million were up $1.9 million from $2.8 million reported in the prior year’s first quarter, as a result of the benefit of the $12.0 million annual base rate increase implemented in April 2005. This increase more than offset higher bad debt expense.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $15.9 million for the quarter ended December 31, 2005, were up $3.6 million when compared with the same period in the prior fiscal year. The impact of higher transportation and efficiency gas revenues and lower project development costs associated with the Empire Connector project were the primary contributors to the increase. Transported volumes increased more than 21.0 billion cubic feet (“Bcf”) from the first quarter of the prior year. Supply and Empire were both able to generate additional earnings by utilizing a portion of their system capacity to provide alternate transportation options to customers whose normal natural gas transportation routes were impacted by the hurricanes last fall.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.

The Exploration and Production segment’s earnings for the first quarter of fiscal 2006 of $17.4 million were up $3.5 million from the prior year’s quarter. The increase was mainly due to the positive impact of higher crude oil and natural gas commodity prices, which was partially offset by expected lower production volumes (related to last fall’s hurricanes in the Gulf of Mexico) and higher lease operating expenses.

Production of 11.2 billion cubic feet equivalent (“Bcfe”) met expected first quarter 2006 estimated production of 10 to 12 Bcfe. This was down 2.1 Bcfe from the prior year’s first

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quarter. Gulf of Mexico production was 2.7 Bcfe lower than the prior year’s quarter mainly due to production shut-ins resulting from Hurricane Rita. This decline was partially offset by higher production in Canada, California and the Appalachian region. Higher commodity prices (after hedging) more than offset the impact of this decline in production. For the quarter ended December 31, 2005, the weighted average natural gas price (after hedging) was $8.44/thousand cubic feet (“Mcf”), an increase of $2.45/Mcf from the prior year’s quarter, and the weighted average oil price (after hedging) was $33.07/barrel (“Bbl”), an increase of $6.72/Bbl from the prior year’s quarter.

At the date of this release, approximately 87 percent of Seneca’s Gulf of Mexico pre hurricane production is back on line. The remaining 13 percent of production continues to wait on repairs to Seneca’s facilities, as well as third-party pipelines. These repairs may be completed within the next six months.*

The increase in production revenues was partially offset by higher lease operating expenses, which, on a per unit basis, increased by $0.44/thousand cubic feet equivalent (“Mcfe”) to $1.32/Mcfe. The increase in lease operating expense was mainly the result of higher steaming costs associated with heavy crude oil production in Seneca’s California Midway-Sunset field. Seneca resumed operations of its scrubber facility in the Midway-Sunset field on December 7, 2005. Seneca expects to be able to burn waste gas rather than purchased utility gas to generate the steam for its thermal recovery project.* The current waste gas burn rate as a result of this project is about 1,400 Mcfe/day (58.3 Mcfe/hr), and is expected to reach 1,800 Mcfe/day in the next few weeks.* At a utility gas price of $7.00/Mcfe, this would save nearly $3.0 million per year.*

During the first quarter of fiscal 2006, Seneca drilled 81 gross wells with a 96 percent success rate. Seneca also completed the High Island 37 A-5 well that was drilled to a depth of 12,030 feet Total Vertical Depth (“TVD”) and encountered 91 feet TVD of net pay sand. The well is currently flowing 15.4 Mmcf/day of gas at 8,500 pounds per square inch (“PSI”). Seneca’s working interest in the well is 78 percent; Seneca is the operator of this well.

Seneca’s capital expenditures during the first quarter of 2006 were $50.9 million. Seneca spent more than $24.0 million on well completion, exploratory drilling, facilities and seismic data in the Gulf of Mexico as high commodity prices, plus royalty relief, have improved the economics of investment in the area. In California, $9.4 million was spent mostly on developmental wells. Capital expenditures in the East were $5.4 million and in Canada were $12.1 million.

Seneca increased its hedge positions for gas produced in 2006 and 2007. For the remaining three quarters of fiscal 2006, Seneca has 11.8 Bcf of gas hedged at an average price of $7.57/Mcf and 1.4 million barrels of oil hedged at an average price of $35.33/Bbl based on NYMEX prices at February 3, 2006. Seneca has emphasized the use of no-cost collars in its hedging program. This will allow Seneca to capture a portion of the upside of gas prices in this volatile gas market.*

Energy Marketing

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National Fuel Resources, Inc. (“NFR”), comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.

The Energy Marketing segment’s net income for the quarter of $1.0 million increased $0.2 from $0.8 million during the first quarter last year mainly due to a 2.0 Bcf increase in volumes.

Timber Segment

The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”), and Seneca’s Northeast Division. This segment markets timber from its New York and Pennsylvania land holdings, owns two sawmill operations in northwestern Pennsylvania, and processes timber consisting primarily of high quality hardwoods.

The Timber segment’s first quarter earnings of $1.5 million were $0.7 million higher than the prior year’s first quarter. Favorable weather conditions throughout most of the first quarter allowed for an increase in harvested timber volumes and an increase in sales. Sales of cherry veneer logs, which have the highest margins in Highland’s timber mix, increased 104,000 board feet or 20% from the prior year’s first quarter.

Corporate and All Other

Other direct wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc. (“Horizon”), a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, sale and transportation of landfill gas, Leidy Hub, Inc., a corporation formed to provide various natural gas hub services to customers in the eastern United States, Data-Track Account Services, Inc., a corporation that provides collection services principally for the Company’s subsidiaries, and Horizon Power, Inc. (“Horizon Power”), a corporation that develops or operates mid-range independent power production facilities and landfill gas electric generation facilities.

The loss in this category of $70,000 improved from a loss of $0.9 million mainly due to an increase in interest income resulting from the investment of the proceeds from the sale of United Energy.

Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “This quarter’s results again demonstrate the benefit of our diversified structure. Notwithstanding the volatility in energy commodity prices that have affected almost every aspect of our operation, each of our segments increased their contribution to consolidated earnings per share this quarter and more than offset the loss of earnings from the sale of assets in our former International segment. Our Gulf of Mexico production has been restored to nearly 87% of the pre-Hurricane Rita levels. Continued high commodity prices have bolstered earnings in the Exploration and Production segment. In addition, earnings in our Pipeline and Storage segment benefited from providing an alternate transportation route to customers whose normal natural gas supplies and transportation routes were negatively impacted by the hurricanes, and the Utility segment is beginning to realize the full impact of last year’s rate settlements. While the Company

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benefited from the implementation of these rate settlements, our New York customers also received some relief in their monthly bills through the refund of revenue taxes in a credit mechanism negotiated in that same settlement.”*

Effective October 1, 2005, the Company adopted Statement of Financial Accounting Standard 123R, commonly known as expensing of stock options. The increase in expense for the quarter ended December 31, 2005 as a result of expensing stock options, was $50,000.

As previously announced, at its December 8, 2005, meeting the Board of Directors authorized the Company to repurchase up to eight million shares of the Company’s common stock. To date no shares have been repurchased under this program but it is expected that open market repurchases will begin this month and continue from time to time depending on market conditions.* Any repurchase, will be reported on a quarterly basis in the Company’s Forms 10-Q and 10-K.

EARNINGS GUIDANCE

Earnings guidance for the second quarter of fiscal 2006 is in the range of $0.93 to $1.03 per share (diluted). The Company’s guidance regarding diluted earnings per share for its entire 2006 fiscal year remains in the range of $2.30 to $2.50.* Earnings per share guidance on a consolidated and segment basis is provided in the table at page 20 of this document. The Company cautions that this range is based on NYMEX commodity futures prices that settled on September 13, 2005. A table (current as of February 8, 2005) is also included on page 20 and shows how projected earnings are expected to change in response to changes from commodity pricing on which the guidance is based. NYMEX futures settlement prices on February 7, 2006 had changed as follows: natural gas prices averaged for the remaining nine months of the Company’s fiscal year had dropped by approximately $1.54 per MMbtu, and NYMEX futures settlement prices for oil, averaged over the same period had increased by approximately $0.11 per barrel. Utilizing the sensitivities from the table on page 20, and the February 7, 2006, NYMEX futures settlement prices, the earnings guidance range for fiscal 2006 could be reduced by approximately $0.15 per share. Because of the volatility in commodity prices, readers should review both the earnings guidance and sensitivity table when performing their analysis.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, February 9, 2006, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may go to National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-866-362-4666, and use the passcode “38365930”. For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “46826595.” Both the webcast and telephonic replay will be available until the close of business on Thursday, February 16, 2006.

National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its

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Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations, repeal of the Public Utility Holding Company Act of 1935, and changes in laws and regulations relating to such repeal; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

(Thousands of Dollars)	Three Months Ended December 31, 2005 (unaudited)	Three Months Ended December 31, 2004 (unaudited)
Utility
Reported earnings	$21,753	$18,072

Pipeline and Storage
Reported earnings	15,850	12,277

Exploration and Production
Reported earnings	17,435	13,923

Energy Marketing
Reported earnings	987	750

Timber
Reported earnings	1,464	753

Corporate and All Other
Reported earnings	(70)	(945)

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations	57,419	44,830
Total non-recurring items from above	—	—

Earnings from continuing operations before non-recurring items	$57,419	$44,830

Discontinued Operations
Reported earnings from discontinued operations	—	5,608

Consolidated
Reported earnings	$57,419	$50,438

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                                       Three Months              Three Months
(Diluted Earnings Per Share)                                               Ended                     Ended
                                                                     December 31, 2005         December 31, 2004
                                                                        (unaudited)               (unaudited)
                                                                   ----------------------    ----------------------
Utility
Reported earnings                                                                 $ 0.25                    $ 0.21
                                                                   ----------------------    ----------------------

Pipeline and Storage
Reported earnings                                                                   0.19                      0.15
                                                                   ----------------------    ----------------------

Exploration and Production
Reported earnings                                                                   0.20                      0.16
                                                                   ----------------------    ----------------------

Energy Marketing
Reported earnings                                                                   0.01                      0.01
                                                                   ----------------------    ----------------------

Timber
Reported earnings                                                                   0.02                      0.01
                                                                   ----------------------    ----------------------

Corporate and All Other
Reported earnings                                                                      -                     (0.01)
                                                                   ----------------------    ----------------------

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations                                        0.67                      0.53
Total non-recurring items from above                                                   -                         -
                                                                   ----------------------    ----------------------
Earnings from continuing operations before non-recurring items                    $ 0.67                    $ 0.53
                                                                   ======================    ======================

Discontinued Operations
Reported earnings from discontinued operations                                         -                      0.07
                                                                   ----------------------    ----------------------

Consolidated
Reported earnings                                                                 $ 0.67                    $ 0.60
                                                                   ======================    ======================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

	Three Months Ended December 31, (Unaudited)
SUMMARY OF OPERATIONS	2005	2004
Operating Revenues	$710,756	$500,283

Operating Expenses:
Purchased Gas	436,778	256,156
Operation and Maintenance	103,628	92,623
Property, Franchise and Other Taxes	17,181	17,056
Depreciation, Depletion and Amortization	43,046	42,709

	600,633	408,544
Operating Income	110,123	91,739
Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,264	785
Interest Income	1,134	272
Other Income	741	552
Interest Expense on Long-Term Debt	(18,218)	(18,376)
Other Interest Expense	(1,775)	(2,417)

Income from Continuing Operations Before Income Taxes	93,269	72,555
Income Tax Expense	35,850	27,725

Income from Continuing Operations	57,419	44,830
Income from Discontinued Operations, Net of Tax	—	5,608

Net Income Available for Common Stock	$57,419	$50,438

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.68	$0.54
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.68	$0.61

Diluted:
Income from Continuing Operations	$0.67	$0.53
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.67	$0.60

Weighted Average Common Shares:
Used in Basic Calculation	84,422,717	83,150,086

Used in Diluted Calculation	86,256,862	84,638,106

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                           December 31,  September 30,
(Thousands of Dollars)                                       2005           2005
--------------------------------------------------        ---------------------------

ASSETS
Property, Plant and Equipment                              $4,471,581     $4,423,255
Less - Accumulated Depreciation,
       Depletion and Amortization                           1,602,254      1,583,955
--------------------------------------------------        ---------------------------
          Net Property, Plant and Equipment                 2,869,327      2,839,300
--------------------------------------------------        ---------------------------

Current Assets:
Cash and Temporary Cash Investments                            64,464         57,607
Hedging Collateral Deposits                                    38,691         77,784
Receivables - Net                                             289,229        155,064
Unbilled Utility Revenue                                       97,932         20,465
Gas Stored Underground                                         60,040         64,529
Materials and Supplies - at average cost                       32,063         33,267
Unrecovered Purchased Gas Costs                                28,552         14,817
Prepayments and Other Current Assets                           53,697         65,469
Deferred Income Taxes                                          47,635         83,774
Fair Value of Derivative Financial Instruments                    797              -
--------------------------------------------------        ---------------------------
          Total Current Assets                                713,100        572,776
--------------------------------------------------        ---------------------------

Other Assets:
Recoverable Future Taxes                                       85,000         85,000
Unamortized Debt Expense                                       17,025         17,567
Other Regulatory Assets                                        50,790         47,028
Deferred Charges                                                3,864          4,474
Other Investments                                              82,336         80,394
Investments in Unconsolidated Subsidiaries                     10,771         12,658
Goodwill                                                        5,476          5,476
Intangible Assets                                              41,637         42,302
Other                                                          10,609         15,677
--------------------------------------------------        ---------------------------
          Total Other Assets                                  307,508        310,576
--------------------------------------------------        ---------------------------
Total Assets                                               $3,889,935     $3,722,652
--------------------------------------------------        ---------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 84,498,511 Shares
   and 84,356,748 Shares, Respectively                        $84,499        $84,357
Paid in Capital                                               538,907        529,834
Earnings Reinvested in the Business                           845,951        813,020
--------------------------------------------------        ---------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Income Loss                1,469,357      1,427,211
Accumulated Other Comprehensive Loss                         (148,064)      (197,628)
--------------------------------------------------        ---------------------------
Total Comprehensive Shareholders' Equity                    1,321,293      1,229,583
Long-Term Debt, Net of Current Portion                      1,116,779      1,119,012
--------------------------------------------------        ---------------------------
          Total Capitalization                              2,438,072      2,348,595
--------------------------------------------------        ---------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                    74,800              -
Current Portion of Long-Term Debt                               9,516          9,393
Accounts Payable                                              212,067        155,485
Amounts Payable to Customers                                    1,031          1,158
Dividends Payable                                              24,488         24,445
Other Accruals and Current Liabilities                         58,788         60,404
Fair Value of Derivative Financial Instruments                127,428        209,072
--------------------------------------------------        ---------------------------
          Total Current and Accrued Liabilities               508,118        459,957
--------------------------------------------------        ---------------------------

Deferred Credits:
Deferred Income Taxes                                         500,982        489,720
Taxes Refundable to Customers                                  11,066         11,009
Unamortized Investment Tax Credit                               6,621          6,796
Cost of Removal Regulatory Liability                           91,724         90,396
Other Regulatory Liabilities                                   64,360         66,339
Pension and Other Post-Retirement Benefit Liabilities         153,242        143,687
Asset Retirement Obligation                                    41,647         41,411
Other Deferred Credits                                         74,103         64,742
--------------------------------------------------        ---------------------------
          Total Deferred Credits                              943,745        914,100
--------------------------------------------------        ---------------------------
Commitments and Contingencies                                       -              -
--------------------------------------------------        ---------------------------
Total Capitalization and Liabilities                       $3,889,935     $3,722,652
--------------------------------------------------        ---------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Three Months Ended
                                                                                             December 31,
(Thousands of Dollars)                                                                  2005             2004
-------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                    $57,419           $50,438
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                                        43,046            46,940
          Deferred Income Taxes                                                           16,653            (1,864)
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions        1,887               715
          Minority Interest in Foreign Subsidiaries                                            -               937
          Excess Tax Benefits Associated with Stock-Based Compensation Awards             (6,439)                -
          Other                                                                            3,159             2,684
     Change in:
          Hedging Collateral Deposits                                                     39,093               973
          Receivables and Unbilled Utility Revenue                                      (211,491)         (132,963)
          Gas Stored Underground and Materials and
              Supplies                                                                     5,692            12,824
          Unrecovered Purchased Gas Costs                                                (13,735)              636
          Prepayments and Other Current Assets                                            17,075             6,946
          Accounts Payable                                                                56,580            43,950
          Amounts Payable to Customers                                                      (127)            7,640
          Other Accruals and Current Liabilities                                            (554)           14,605
          Other Assets                                                                    (3,083)          (13,894)
          Other Liabilities                                                               15,394            18,560
-------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                 $20,569           $59,127
-------------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                    ($70,368)         ($40,022)
Other                                                                                       (745)           (1,046)
-------------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                    ($71,113)         ($41,068)
-------------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                    $74,800           $13,300
Excess Tax Benefits Associated with Stock-Based Compensation Awards                        6,439                 -
Reduction of Long-Term Debt                                                               (2,110)           (3,509)
Dividends Paid on Common Stock                                                           (24,445)          (23,210)
Proceeds From Issuance of Common Stock                                                     2,570             3,452
-------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by (Used In) Financing Activities                       $57,254           ($9,967)
-------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                             147             5,339
-------------------------------------------------------------------------------------------------------------------
Net Increase in Cash and Temporary
     Cash Investments                                                                      6,857            13,431
Cash and Temporary Cash Investments
     at Beginning of Period                                                               57,607            57,541
-------------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at December 31                                                                      $64,464           $70,972
-------------------------------------------------------------------------------------------------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                Three Months Ended
(Thousands of Dollars, except per share amounts)                   December 31,
                                                     -----------------------------------------
UTILITY SEGMENT                                           2005          2004       Variance
                                                     -----------------------------------------
Revenues from External Customers                          $ 431,479    $ 316,829    $ 114,650
Intersegment Revenues                                         4,121        4,305         (184)
                                                     -----------------------------------------
Total Operating Revenues                                    435,600      321,134      114,466
                                                     -----------------------------------------

Operating Expenses:
   Purchased Gas                                            320,557      217,955      102,602
   Operation and Maintenance                                 51,711       45,813        5,898
   Property, Franchise and Other Taxes                       11,514       11,511            3
   Depreciation, Depletion and Amortization                   9,977        9,980           (3)
                                                     -----------------------------------------
                                                            393,759      285,259      108,500
                                                     -----------------------------------------

Operating Income                                             41,841       35,875        5,966

Other Income (Expense):
   Interest Income                                              201           (6)         207
   Other Income                                                 212          124           88
   Other Interest Expense                                    (6,723)      (5,610)      (1,113)
                                                     -----------------------------------------

Income Before Income Taxes                                   35,531       30,383        5,148
Income Tax Expense                                           13,778       12,311        1,467
                                                     -----------------------------------------
Net Income                                                 $ 21,753     $ 18,072      $ 3,681
                                                     =========================================

Net Income Per Share (Diluted)                               $ 0.25       $ 0.21       $ 0.04
                                                     =========================================

                                                                Three Months Ended
                                                                   December 31,
                                                     -----------------------------------------
PIPELINE AND STORAGE SEGMENT                              2005          2004       Variance
                                                     -----------------------------------------
Revenues from External Customers                        $    34,738     $ 32,445   $    2,293
Intersegment Revenues                                        21,296       20,599          697
                                                     -----------------------------------------
Total Operating Revenues                                     56,034       53,044        2,990
                                                     -----------------------------------------

Operating Expenses:
   Purchased Gas                                                (16)         680         (696)
   Operation and Maintenance                                 15,316       16,985       (1,669)
   Property, Franchise and Other Taxes                        3,956        3,725          231
   Depreciation, Depletion and Amortization                   9,183        9,094           89
                                                     -----------------------------------------
                                                             28,439       30,484       (2,045)
                                                     -----------------------------------------

Operating Income                                             27,595       22,560        5,035

Other Income (Expense):
   Interest Income                                               52           12           40
   Other Income                                                 208          104          104
   Interest Expense on Long-Term Debt                          (318)        (483)         165
   Other Interest Expense                                    (1,296)      (1,357)          61
                                                     -----------------------------------------

Income Before Income Taxes                                   26,241       20,836        5,405
Income Tax Expense                                           10,391        8,559        1,832
                                                     -----------------------------------------
Net Income                                                 $ 15,850     $ 12,277      $ 3,573
                                                     =========================================

Net Income Per Share (Diluted)                               $ 0.19       $ 0.15       $ 0.04
                                                     =========================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                                         Three Months Ended
(Thousands of Dollars, except per share amounts)                                            December 31,
                                                                        -----------------------------------------------------
EXPLORATION AND PRODUCTION SEGMENT                                                 2005             2004            Variance
                                                                        -----------------------------------------------------
Operating Revenues                                                               $ 82,087        $ 71,838           $ 10,249
                                                                        -----------------------------------------------------

Operating Expenses:
   Purchased Gas                                                                       94            (228)               322
   Operation and Maintenance:
      General and Administrative Expense                                            6,300           5,178              1,122
      Lease Operating Expense                                                      13,539          10,457              3,082
      All Other Operation and Maintenance Expense                                   1,972           1,726                246
   Property, Franchise and Other Taxes (Lease Operating Expense)                    1,208           1,257                (49)
   Depreciation, Depletion and Amortization                                        21,540          21,828               (288)
                                                                        -----------------------------------------------------
                                                                                   44,653          40,218              4,435
                                                                        -----------------------------------------------------

Operating Income                                                                   37,434          31,620              5,814

Other Income (Expense):
   Interest Income                                                                  1,841             858                983
   Other Interest Expense                                                         (12,429)        (12,028)              (401)
                                                                        -----------------------------------------------------

Income Before Income Taxes                                                         26,846          20,450              6,396
Income Tax Expense                                                                  9,411           6,527              2,884
                                                                        -----------------------------------------------------
Net Income                                                                       $ 17,435        $ 13,923            $ 3,512
                                                                        =====================================================

Net Income Per Share (Diluted)                                                     $ 0.20          $ 0.16             $ 0.04
                                                                        =====================================================

                                                                                         Three Months Ended
                                                                                            December 31,
                                                                        -----------------------------------------------------
ENERGY MARKETING SEGMENT                                                      2005             2004            Variance
                                                                        -----------------------------------------------------
Operating Revenues                                                              $ 145,560        $ 63,494           $ 82,066
                                                                        -----------------------------------------------------

Operating Expenses:
   Purchased Gas                                                                  142,829          61,589             81,240
   Operation and Maintenance                                                        1,231             768                463
   Property, Franchise and Other Taxes                                                 10              46                (36)
   Depreciation, Depletion and Amortization                                            21              21                  -
                                                                        -----------------------------------------------------
                                                                                  144,091          62,424             81,667
                                                                        -----------------------------------------------------

Operating Income                                                                    1,469           1,070                399

Other Income (Expense):
   Interest Income                                                                    126             134                 (8)
   Other Income                                                                        99              53                 46
   Other Interest Expense                                                             (62)             (2)               (60)
                                                                        -----------------------------------------------------

Income Before Income Taxes                                                          1,632           1,255                377
Income Tax Expense                                                                    645             505                140
                                                                        -----------------------------------------------------
Net Income                                                                          $ 987           $ 750              $ 237
                                                                        =====================================================

Net Income Per Share (Diluted)                                                     $ 0.01          $ 0.01              $   -
                                                                        =====================================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                  Three Months Ended
(Thousands of Dollars, except per share amounts)                     December 31,
                                                       ------------------------------------------
TIMBER SEGMENT                                               2005           2004       Variance
                                                       ------------------------------------------
Revenues from External Customers                          $    16,908    $    12,995   $   3,913
Intersegment Revenues                                              23            -            23
                                                       ------------------------------------------
Total Operating Revenues                                       16,931         12,995       3,936
                                                       ------------------------------------------

Operating Expenses:
   Operation and Maintenance                                   11,684          9,558       2,126
   Property, Franchise and Other Taxes                            380            329          51
   Depreciation, Depletion and Amortization                     2,011          1,477         534
                                                       ------------------------------------------
                                                               14,075         11,364       2,711
                                                       ------------------------------------------

Operating Income                                                2,856          1,631       1,225

Other Income (Expense):
   Interest Income                                                137             92          45
   Other Income                                                    17             17           -
   Other Interest Expense                                        (763)          (585)       (178)
                                                       ------------------------------------------

Income Before Income Taxes                                      2,247          1,155       1,092
Income Tax Expense                                                783            402         381
                                                       ------------------------------------------
Net Income                                                    $ 1,464          $ 753       $ 711
                                                       ==========================================

Net Income Per Share (Diluted)                                 $ 0.02         $ 0.01      $ 0.01
                                                       ==========================================

                                                                  Three Months Ended
                                                                     December 31,
                                                       ------------------------------------------
ALL OTHER                                                    2005           2004       Variance
                                                       ------------------------------------------
Revenues from External Customers                         $        (16)   $     2,682  $   (2,698)
Intersegment Revenues                                           4,527          1,080       3,447
                                                       ------------------------------------------
Total Operating Revenues                                        4,511          3,762         749
                                                       ------------------------------------------

Operating Expenses:
   Purchased Gas                                                3,107          2,070       1,037
   Operation and Maintenance                                      874            890         (16)
   Property, Franchise and Other Taxes                             19             20          (1)
   Depreciation, Depletion and Amortization                       199            193           6
                                                       ------------------------------------------
                                                                4,199          3,173       1,026
                                                       ------------------------------------------

Operating Income                                                  312            589        (277)

Other Income (Expense):
   Income from Unconsolidated Subsidiaries                      1,264            785         479
   Interest Income                                                  6              4           2
   Other Income                                                     3              -           3
   Other Interest Expense                                        (590)          (352)       (238)
                                                       ------------------------------------------

Income Before Income Taxes                                        995          1,026         (31)
Income Tax Expense                                                425            426          (1)
                                                       ------------------------------------------
Net Income                                                      $ 570          $ 600       $ (30)
                                                       ==========================================

Net Income Per Share (Diluted)                                 $ 0.01         $ 0.01       $   -
                                                       ==========================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                                  Three Months Ended
(Thousands of Dollars, except per share amounts)                                     December 31,
                                                              -----------------------------------------------------------
CORPORATE                                                                  2005                2004              Variance
                                                              -----------------------------------------------------------
Intersegment Revenues                                                       $ 692               $ 628               $ 64
                                                              -----------------------------------------------------------

Operating Expenses:
   Operation and Maintenance                                                1,867               1,950                (83)
   Property, Franchise and Other Taxes                                         94                 168                (74)
   Depreciation, Depletion and Amortization                                   115                 116                 (1)
                                                              -----------------------------------------------------------
                                                                            2,076               2,234               (158)
                                                              -----------------------------------------------------------

Operating Loss                                                             (1,384)             (1,606)               222

Other Income (Expense):
   Interest Income                                                         22,654              19,553              3,101
   Other Income                                                               202                 254                (52)
   Interest Expense on Long-Term Debt                                     (17,900)            (17,893)                (7)
   Other Interest Expense                                                  (3,795)             (2,858)              (937)
                                                              -----------------------------------------------------------

Loss Before Income Taxes                                                     (223)             (2,550)             2,327
Income Tax Expense                                                            417              (1,005)             1,422
                                                              -----------------------------------------------------------
Net Loss                                                                   $ (640)           $ (1,545)             $ 905
                                                              ===========================================================

Net Loss Per Share (Diluted)                                              $ (0.01)            $ (0.02)            $ 0.01
                                                              ===========================================================

                                                                                  Three Months Ended
                                                                                     December 31,
                                                              -----------------------------------------------------------
INTERSEGMENT ELIMINATIONS                                                  2005                2004              Variance
                                                              -----------------------------------------------------------
Intersegment Revenues                                                   $ (30,659)          $ (26,612)          $ (4,047)
                                                              -----------------------------------------------------------

Operating Expenses:
   Purchased Gas                                                          (29,793)            (25,910)            (3,883)
   Operation and Maintenance                                                 (866)               (702)              (164)
                                                              -----------------------------------------------------------
                                                                          (30,659)            (26,612)            (4,047)
                                                              -----------------------------------------------------------

Operating Income                                                                -                   -                  -

Other Income (Expense):
   Interest Income                                                        (23,883)            (20,375)            (3,508)
   Other Interest Expense                                                  23,883              20,375              3,508
                                                              -----------------------------------------------------------

Net Income                                                              $       -           $       -           $      -
                                                              ===========================================================

Net Income Per Share (Diluted)                                          $       -           $       -           $      -
                                                              ===========================================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                              Three Months Ended
                                                 December 31,
                                                  (Unaudited)
                                 -------------------------------------------------

                                                                      Increase
                                      2005             2004          (Decrease)
                                 ---------------  ---------------  ---------------

Capital Expenditures:
Utility                                $ 12,354         $ 11,335          $ 1,019
Pipeline and Storage                      6,163            4,887            1,276
Exploration and Production               50,923           21,008           29,915
Energy Marketing                              5               11               (6)
Timber                                      495              852             (357)
                                 ---------------  ---------------  ---------------
   Total Reportable Segments             69,940           38,093           31,847
All Other                                     -                7               (7)
Corporate                                   428               19              409
                                 ---------------  ---------------  ---------------
   Total Expenditures from
       Continuing Operations           $ 70,368         $ 38,119         $ 32,249
                                 ===============  ===============  ===============

DEGREE DAYS

                                                                                           Percent Colder
                                                                                           (Warmer)Than:
Three Months Ended December 31            Normal            2005           2004       Normal        Last Year
------------------------------        ---------------  ---------------   ----------   -----------   -----------

  Buffalo, NY                              2,260            2,210          2,172        (2.2)          1.7
  Erie, PA                                 2,081            2,048          1,997        (1.6)          2.6

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                                 Three Months Ended
                                                                    December 31,
                                                       ---------------------------------------
                                                                                   Increase
                                                          2005         2004       (Decrease)
                                                       -----------  -----------  -------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                                1,667        3,225         (1,558)
  West Coast                                                1,018        1,039            (21)
  Appalachia                                                1,253        1,206             47
  Canada                                                    1,911        1,665            246
                                                       -----------  -----------  -------------
                                                            5,849        7,135         (1,286)
                                                       ===========  ===========  =============
Average Prices (Per  Mcf)
  Gulf Coast                                               $10.74       $ 6.50         $ 4.24
  West Coast                                                11.08         6.55           4.53
  Appalachia                                                13.62         7.73           5.89
  Canada                                                    10.76         5.45           5.31
    Weighted Average                                        11.42         6.47           4.95
    Weighted Average after Hedging                           8.44         5.99           2.45

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                  107          289           (182)
  West Coast                                                  685          653             32
  Appalachia                                                   10            3              7
  Canada                                                       87           76             11
                                                       -----------  -----------  -------------
                                                              889        1,021           (132)
                                                       ===========  ===========  =============

Average Prices (Per Barrel)
  Gulf Coast                                               $57.90      $ 47.08        $ 10.82
  West Coast                                                51.34        37.14          14.20
  Appalachia                                                61.53        44.33          17.20
  Canada                                                    43.18        38.43           4.75
    Weighted Average                                        51.45        40.08          11.37
    Weighted Average after Hedging                          33.07        26.35           6.72

Total Production (Mmcfe)                                   11,183       13,261         (2,078)
                                                       ===========  ===========  =============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)              $ 0.56       $ 0.39         $ 0.17
Lease Operating Expense per Mcfe (1)                       $ 1.32       $ 0.88         $ 0.44
Depreciation, Depletion & Amortization per Mcfe (1)        $ 1.93       $ 1.65         $ 0.28
(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2006

SWAPS                                              Volume          Average Hedge Price
Oil                                                 1.4 .MMBBL     $35.33 / BBL
Gas                                                 6.7 BCF        $6.21 / MCF

No-cost Collars                                    Volume          Floor Price      Ceiling Price
Gas                                                 5.1 BCF        $7.28 / MCF      $11.34 / MCF

Hedging Summary for Fiscal 2007

SWAPS                                              Volume          Average Hedge Price
Oil                                                 0.9 MMBBL      $37.03 / BBL
Gas                                                 0.7 BCF        $5.84 / MCF

No-cost Collars                                    Volume          Floor Price      Ceiling Price
Gas                                                 3.5 BCF        $8.12 / MCF      $11.35 / MCF

Drilling Program Quarter Ended December 31, 2005:
Gross Wells Drilled
                                    Gulf            West             East          Canada        Total
                                -------------   --------------   --------------   ----------   ----------
Exploratory
    Successful                             0                0                1            6            7
    Unsuccessful                           0                0                0            2            2
Developmental
    Successful                             0               32               38            1           71
    Unsuccessful                           0                1                0            0            1
Total
    Successful                             0               32               39            7           78
    Unsuccessful                           0                1                0            2            3

Success Ratio                            N/A              97%             100%          78%          96%

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)

                                                                   Three Months Ended
                                                                      December 31,
                                                    --------------------------------------------------
                                                                                          Increase
                                                         2005              2004          (Decrease)
                                                    ---------------    --------------   --------------
    Retail Sales:
       Residential Sales                                    19,524            19,869             (345)
       Commercial Sales                                      3,443             3,454              (11)
       Industrial Sales                                        327               176              151
                                                    ---------------    --------------   --------------
                                                            23,294            23,499             (205)
    Transportation                                          14,342            14,103              239
                                                    ---------------    --------------   --------------
                                                            37,636            37,602               34
                                                    ===============    ==============   ==============

Pipeline & Storage Throughput- (MMcf)
                                                                   Three Months Ended
                                                                      December 31,
                                                    --------------------------------------------------
                                                                                          Increase
                                                         2005              2004          (Decrease)
                                                    ---------------    --------------   --------------
    Firm Transportation - Affiliated                        33,225            32,202            1,023
    Firm Transportation - Non-Affiliated                    69,597            51,540           18,057
    Interruptible Transportation                             3,723             1,662            2,061
                                                    ---------------    --------------   --------------
                                                           106,545            85,404           21,141
                                                    ===============    ==============   ==============

Energy Marketing Volumes
                                                                   Three Months Ended
                                                                      December 31,
                                                    --------------------------------------------------
                                                                                          Increase
                                                         2005              2004          (Decrease)
                                                    ---------------    --------------   --------------
    Natural Gas (MMcf)                                       9,975             8,007            1,968
                                                    ===============    ==============   ==============

Timber Board Feet (Thousands)

                                                                      December 31,
                                                    --------------------------------------------------
                                                                                          Increase
                                                         2005              2004          (Decrease)
                                                    ---------------    --------------   --------------
   Log Sales                                                 2,491             1,745              746
   Green Lumber Sales                                        1,974             2,164             (190)
   Kiln Dry Lumber Sales                                     4,486             3,366            1,120
                                                    ---------------    --------------   --------------
                                                             8,951             7,275            1,676
                                                    ===============    ==============   ==============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2006 SEGMENT EARNINGS GUIDANCE AND SENSITIVITIES

                                                                              Earnings per share sensitivity to changes
        Fiscal 2006 earnings per share guidance by segment*                    from September 13, 2005 NYMEX prices* ^
                                                                        ----------------------------------------------------
                                                                        $1 change per MMBtu gas      $1 change per Bbl oil
                                                                        -------------------------   ------------------------
                                          Range                          Increase     Decrease       Increase    Decrease
                               -------------------------------
Utility                                $0.52     $0.59                    - $0.01     + $0.01            -           -
Pipeline & Storage                     $0.60     $0.63                    + $0.015    - $0.015           -           -
Exploration & Production               $1.10     $1.20                    + $0.09     - $0.09         + $0.01     - $0.01
Energy Marketing                       $0.02     $0.02                       -           -               -           -
Timber                                 $0.05     $0.05                       -           -               -           -
Corporate & Other                      $0.01     $0.01                       -           -               -           -

Consolidated                           $2.30     $2.50                   + $0.095     - $0.095        + $0.01     - $0.01

            NYMEX Settlement Prices at September 13, 2005
       -------------------------------------------------------

                                Natural Gas          Oil
                               ($ per MMBtu)     ($ per Bbl)

        Oct-05                    $10.763           $63.11
        Nov-05                    $11.371           $63.78
        Dec-05                    $11.866           $64.38
        Jan-06                    $12.156           $64.83
        Feb-06                    $12.046           $65.19
        Mar-06                    $11.751           $65.41
        Apr-06                    $9.551            $65.48
        May-06                    $9.191            $65.44
        Jun-06                    $9.216            $65.35
        Jul-06                    $9.257            $65.23
        Aug-06                    $9.300            $65.10
        Sep-06                    $9.276            $64.96

        Fiscal Year Average       $10.479           $64.86
        Jan-06/Sept-06 Average    $10.194           $65.22

        *   Please refer to forward looking statement footnote at page 6 of this document.

        ^  This sensitivity table is current as of February 8, 2006, but will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in customer use per account, as additional hedging contracts are entered into, and the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)                                    2005                   2004
                                                                  --------------------   --------------------

  Operating Revenues                                                    $ 710,756,000          $ 500,283,000
                                                                  ====================   ====================

  Income from Continuing Operations                                      $ 57,419,000           $ 44,830,000
  Income from Discontinued Operations, Net of Tax                                   -              5,608,000
                                                                  -------------------------------------------
  Net Income Available for Common Stock                                  $ 57,419,000           $ 50,438,000
                                                                  ====================   ====================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                                    $ 0.68                 $ 0.54
          Income from Discontinued Operations                                       -                   0.07
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 0.68                 $ 0.61
                                                                  ====================   ====================

   Diluted:
          Income from Continuing Operations                                    $ 0.67                 $ 0.53
          Income from Discontinued Operations                                       -                   0.07
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 0.67                 $ 0.60
                                                                  ====================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                            84,422,717             83,150,086
                                                                  ====================   ====================
      Used in Diluted Calculation                                          86,256,862             84,638,106
                                                                  ====================   ====================

Twelve Months Ended December 31 (unaudited)

  Operating Revenues                                                  $ 2,134,021,000        $ 1,917,888,000
                                                                  ====================   ====================

  Income from Continuing Operations                                     $ 166,104,000          $ 159,561,000
  Income from Discontinued Operations, Net of Tax                          30,365,000              8,249,000
                                                                  --------------------   --------------------
  Net Income Available for Common Stock                                 $ 196,469,000          $ 167,810,000
                                                                  ====================   ====================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                                    $ 1.98                 $ 1.94
          Income from Discontinued Operations                                    0.36                   0.10
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 2.34                 $ 2.04
                                                                  ====================   ====================

   Diluted:
          Income from Continuing Operations                                    $ 1.94                 $ 1.91
          Income from Discontinued Operations                                    0.36                   0.10
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 2.30                 $ 2.01
                                                                  ====================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                            83,862,052             82,442,202
                                                                  ====================   ====================
      Used in Diluted Calculation                                          85,438,189             83,520,574
                                                                  ====================   ====================